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                                   EXHIBIT 5

                          OPINION OF HORWITZ & BEAM


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                               LAW OFFICES OF
                               HORWITZ & BEAM
                              TWO VENTURE PLAZA
                                  SUITE 350
                           IRVINE, CALIFORNIA 92618
                               (949) 453-0300
                               (310) 842-8574
                            FAX: (949) 453-9416
Gregory B. Beam, Esq.                                       Ralph R. Loyd, Esq.
Lawrence W. Horwitz, Esq.                            Patti L.W. McGlasson, Esq.
Lawrence M. Cron, Esq.                                  Bernard C. Jasper, Esq.
Lynne Bolduc, Esq.                                    K. William Pergande, Esq.
Malea M. Farsai, Esq.                                    John Y. Igarashi, Esq.


                              October 21, 1998


                               HOMELIFE, INC.

Ladies and Gentlemen:

     This office represents HomeLife, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"), which relates to the shelf registration of up to 10,000,000 Shares of Common Stock (the "Registered Securities") pursuant to the terms, conditions and price contained in supplements to the Registration Statement and Prospectus (the "Prospectus Supplement") to be dated from time to time after the effective date of the Registration Statement. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, and upon the filing of the Prospectus Supplement, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Advisor" in the Prospectus which is a part of the Registration Statement, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                              HORWITZ & BEAM



                              /s/ Horwitz & Beam
                             -------------------------